                                                     Exhibit 99.1

 NAVISTAR PLANS TO REDUCE INTEREST EXPENSE THROUGH REFINANCING OF
               $250 MILLION SENIOR SUBORDINATED DEBT

         Commences Tender Offer, Consent Solicitations and
          Assumption of Finance Subsidiary Debt for Cash

      WARRENVILLE,  Ill. - May 11,  2004 -  Navistar  International
Corporation  (NYSE:  NAV) announced today it plans to refinance its
$250 million 8 percent senior subordinated notes due in 2008.
      The  company  said  the   refinancing   is  contingent   upon
obtaining  certain  amendments  from  existing  bondholders  of its
$400  million 9 3/8 percent  senior notes due in 2006 to permit the refinancing and to amend certain other existing covenants.
      Robert  C.   Lannert,   Navistar   vice  chairman  and  chief
financial  officer,  said the  proposed  refinancing  reflects  the company's recent stronger financial performance.
      "This  refinancing  allows us to obtain  attractive  interest rates that will  reduce  on-going  interest  expense and extend the maturity  schedule  for the  company's  debt."  Lannert  said.  "In addition  to  lengthening  our  maturities  and  reducing  interest
expense,   these  refinancing   activities  will  provide  us  with
greater  flexibility as we pursue our growth objectives,  including our goal of growing  revenue  to $15  billion  during  the  current business cycle."
      Lannert also  announced  the company plans to assume the $220 million  4.75  percent  convertible  subordinated  debt due in 2009 from Navistar Financial  Corporation,  its finance subsidiary,  and receive  approximately  $170  million  in  cash  from  its  finance subsidiary as  compensation  for  assumption of the debt.  Navistar previously  received  $50 million  from its finance  subsidiary  as compensation for providing the shares in case the bonds convert.
      The   redemption   offer  and  senior  notes   amendment  are
contingent  upon a variety of  conditions  including  completion of raising  additional  funds  sufficient to fund the redemption offer using  a  capital  market  transaction.  The  company  expects  all conditions will be completed by May 28, 2004.

Following are the specifics of the transactions:

$250  Million  Senior   Subordinated   Notes  Due  2008
o     The  company  plans  to  refinance   its  8  percent   senior
             subordinated  notes due in 2008 by raising  additional
             funds  using a capital  market  transaction,  which it
             expects to complete on or about May 28, 2004.
o     The company has  launched a cash tender offer for any and all
             of  these   senior   subordinated   notes,   which  is
             scheduled  to expire at 5:00  p.m.  EDT June 9,  2004,
             unless  extended  or earlier  terminated.  Holders who
             validly  tender  their  senior  subordinated  notes by
             5:00  p.m.  EDT  May  24,  2004,  will  receive  total
             consideration   of  $1,029.20  per  $1,000   principal
             amount  (if such  notes are  accepted  for  purchase).
             Holders who validly  tender their senior  subordinated
             notes after 5:00 p.m. EDT May 24,  2004,  and prior to
             the  tender   expiration   date  will  receive   total
             consideration  of $1,000 per $1,000  principal  amount
             (if such notes are accepted for purchase).
o     In either  case,  holders who  validly  tender  their  senior subordinated  notes  will be paid  accrued  and unpaid
             interest  up  to,  but  not  including,  the  date  of
             payment (if such notes are accepted for purchase).
o     The   company   has  also   launched   a  consent   amendment
             solicitation  with  regard to the senior  subordinated
             notes that will expire at 5:00 p.m.  EDT May 24, 2004,
             unless  extended  or earlier  terminated.  Holders may
             not tender their  senior  subordinated  notes  without
             delivering   consents  or  deliver   consents  without
             tendering  their  senior  subordinated  notes prior to
             5:00 p.m. EDT, May 24, 2004.
o     Holders of  tendered  notes will be paid upon  completion  of the  refinancing  transaction,  which is  expected  to
             occur prior to the tender expiration date.
o     Holders  tendering their notes will be required to consent to
             certain   proposed   amendments   to   the   indenture
             governing the senior subordinated notes.
o     The company  currently plans to call any senior  subordinated notes not  tendered  at the  applicable  call price of
             $1,026.70 per $1,000 principal amount.

Consent Amendment Solicitation on $400 Million Senior Notes
Due 2006
o     The  company  plans to solicit to obtain  certain  amendments from existing  bondholders  of its $400 million senior
             notes due in 2006 to allow for the  refinancing of the
             senior  subordinated notes, to amend certain covenants
             of  the  existing  senior  notes  and  to  permit  the
             assumption  of the  finance  subsidiary's  convertible
             subordinate debt.
o     The consent  solicitation  with regard to the  existing  $400 million  senior notes will expire at 5:00 p.m. EDT May
             24, 2004, unless extended or earlier terminated.
o     Holders of senior notes who validly  deliver  consents  prior to the consent  expiration date will receive a consent
             payment in cash  equal to $5.00 per  $1,000  principal
             amount of senior  notes  consented  (if the  requisite
             consents are obtained and the other  conditions of the
             solicitation are satisfied).
o     Holders  of   consented   senior  notes  will  be  paid  upon
             completion of the  refinancing  transaction,  which is
             expected to occur prior to the tender expiration date.

Navistar to Assume Finance Subsidiary's  Convertible  Subordinated
Debt
o     The company  intends to assume the $220  million 4.75 percent convertible  subordinated  debt  due in 2009  from its
             finance subsidiary, Navistar Financial Corporation.
o     As compensation  for the assumption of this debt, the company will receive  approximately  $170 million in cash from
             its finance subsidiary.
o     The company previously  received $50 million from its finance subsidiary  as  compensation  for providing the shares
             in case the bonds convert.
o     No action is required by the  finance  company's  convertible debt  bondholders  for the  assumption  of the debt by
             the company.

      Navistar International  Corporation (NYSE: NAV) is the parent
company  of  International  Truck  and  Engine   Corporation.   The
company produces International(R)brand commercial trucks,  mid-range diesel  engines and IC brand  school  buses and is a private  label designer and  manufacturer  of diesel engines for the pickup truck, van and SUV  markets.  With the  broadest  distribution  network in
North  America,  the company also provides  financing for customers and  dealers.  Additionally,  through  a joint  venture  with  Ford
Motor  Company,  the company  builds medium  commercial  trucks and
sells   truck  and  diesel   engine   service   parts.   Additional
information is available at www.nav-international.com.

Forward Looking Statements

Statements  contained  in this  news  release  that are not  purely historical are forward  -looking  statements  within the meaning of
Section 27A  of the  Securities  Act,  Section 21E  of the Exchange
Act,  and the  Private  Securities  Litigation  Reform Act of 1995.
Such  forward-looking  statements only speak as of the date of this
news   release   and  we  assume  no   obligation   to  update  the
information  included in this news  release.  Such  forward-looking statements include  information  concerning our possible or assumed
future  results  of  operations,   including  descriptions  of  our
business  strategy.  These  statements  often include words such as
"believe," "expect,"  "anticipate," "intend," "plan," "estimate" or
similar  expressions.   These  statements  are  not  guarantees  of
performance  or results and they involve risks,  uncertainties  and
assumptions.   Although  we  believe  that  these   forward-looking
statements  are  based on  reasonable  assumptions,  there are many factors that could affect our actual  financial  results or results of operations and could cause actual  results to differ  materially from those in the forward-looking statements.

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